Exhibit 99.1

Planar Announces Preliminary Financial Results for its Fiscal Second Quarter and Updates its Expectations Regarding Certain Financial Results for the Full

Fiscal Year 2012

Company announces restructuring plan to reduce expenses given lower revenue expectations

BEAVERTON, Ore. – April 5, 2012 – Planar Systems, Inc. (NASDAQ:PLNR), a worldwide leader in specialty display systems, today announced preliminary financial results for the fiscal second quarter ending March 30th, 2012 and updated expectations for certain financial results for the full fiscal year ending September 28th, 2012.

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For the fiscal second quarter of 2012, the Company now expects revenue of approximately $38 million, a Non-GAAP loss between $0.15 and $0.20 per share (see reconciliation table), and an ending net cash balance of approximately $15 million.

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The Company intends to record a restructuring charge in the fiscal second quarter of 2012 of approximately $0.6 million relating to a cost reduction plan designed to lower the on-going expense level to correspond with the lower level of revenue expected over the next few quarters. The Company expects the restructuring plan, and other cost reduction actions, will reduce on-going expenses, on a Non-GAAP basis, by approximately $2.0 to $2.5 million per quarter.

•	For the full fiscal year 2012, the Company now expects revenue in the range of $175 to $185 million and a Non-GAAP loss between $0.28 and $0.33 per share.

The Company issued a press release on February 7, 2012 which reported that the Company expected sales in the second fiscal quarter to be between $45 and $48 million. However, the Company has experienced a weaker than expected order rate for a number of its products over the past month. Given this updated revenue expectation for the fiscal second quarter and full fiscal year, the Company is taking actions to reduce on-going expenses to allow for a lower break-even level. The Company continues to see opportunities to grow sales of its digital signage products and does expect sales to be higher in the second half of fiscal year 2012 compared with the first half. Based on this higher revenue level, combined with lower expenses as a result of the cost reduction actions, the Company believes it will report a slight profit on a Non-GAAP basis in the fiscal fourth quarter of fiscal 2012.

The Company plans to report final financial results for its fiscal second quarter 2012 and provide additional information regarding other expected financial results on May 2, 2012.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in digital display technology providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue, gross profit, operating expenses, restructuring charges, operating income, Non-GAAP loss, and/or profit, and cash for the second quarter of fiscal 2012, the fourth quarter of fiscal 2012, the second half of fiscal 2012 and the entire 2012 fiscal year. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand or order rates for products serving the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to lower-than-expected revenue; the ability of the Company to successfully implement its intended cost reduction plan and reduce on-going operating expenses as much as planned; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production or sales variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Q212 Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	Q212 Preliminary Results Net Income & EPS Range
GAAP Net Income (loss)	(6,225)	(7,825)
Share-based Compensation	450	450
Amortization of intangible assets	175	175
Impairment and restructuring charges	600	600
Foreign Exchange, net	—	—
Income tax effect of reconciling items	2,000	2,600

Total Non-GAAP adjustments	3,225	3,825

NON-GAAP NET INCOME (LOSS)	(3,000)	(4,000)

GAAP weighted average shares outstanding—basic	20,000	20,000
GAAP Net Income (Loss) per share—basic	$(0.31)	$(0.39)
Non—GAAP adjustments detailed above	$(0.16)	$(0.19)
NON—GAAP NET INCOME PER SHARE (basic)	$(0.15)	$(0.20)